TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
CERTIFIED PUBLIC ACOUNTANTS & CONSULTANTS



                       Consent of Independent Accountants
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Forn SB-2 of our report dated june 14, 2001 relating to the combined financial statements of Cycle Country Accessories Corp. and Affiliated Entity, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

August 28, 2001
Orlando, Florida